UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 26, 2015

VALLEY NATIONAL BANCORP
(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)		(Commission File Number) (I.R.S. Employer Identification Number)

1455 Valley Road, Wayne, New Jersey	07470
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(973) 305-8800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 1.01    Entry into a Material Definitive Agreement
Merger Agreement
On May 26, 2015, Valley National Bancorp (the “Valley”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CNLBancshares, Inc. (“CNL”), providing for the merger of CNL with and into Valley, with Valley as the surviving entity (the “Merger”). Immediately following the Merger, CNLBank, a Florida state-chartered commercial bank and wholly-owned subsidiary of CNL, will merge with and into Valley National Bank, a national banking association and wholly-owned subsidiary of Valley, with Valley National Bank surviving the merger.
Subject to the terms and conditions of the Merger Agreement, upon consummation of the Merger, each share of CNL common stock will be converted into the number of shares of Valley common stock equal to the exchange ratio determined as follows, with cash paid in lieu of fractional shares: in the event Valley’s average closing price during the 20 trading day period preceding the date that is five trading days prior to closing (the “Average Closing Price”) is between $8.80 and $10.13, the exchange ratio will be 0.75 of Valley Common Stock for each share of CNL common stock; if the Average Closing Price is less than $8.80, the exchange ratio will be $6.60 divided by the Average Closing Price, subject to Valley’s option to pay cash in lieu of increasing the exchange ratio as described below; and if the Average Closing Price is greater than $10.13, the exchange ratio will be $7.60 divided by the Average Closing Price. In the event the Average Closing Price is less than $8.80, Valley will have the right in its discretion, in lieu of increasing the exchange ratio, to pay an amount of cash for each share of CNL common stock in an amount equal to the difference between (a) $6.60 and (b) the product of the Average Closing Price times 0.75, and the exchange ratio will be 0.75. On or prior to the consummation of the Merger, outstanding shares of CNL Series A Preferred Stock and Class B Preferred Stock will be converted into CNL common stock, and outstanding shares of CNL Class C Preferred Stock will either be redeemed by CNL or, at the option of the holder, converted into CNL common stock. In addition, if Valley pays a cash dividend on Valley common stock with a record date within a specified period prior to the consummation of the Merger, then each share of CNL common stock will also be entitled to receive a cash payment equal to the dividend that would have been payable assuming such share had been converted to Valley common stock on the record date. Each outstanding share of Valley common stock will remain outstanding and be unaffected by the Merger.
Holders of unexercised CNL stock options will be entitled to receive, in cancellation of their options, a number of shares of Valley common stock equal to the product of (A) the number of shares of CNL common stock underlying the option and (B) the excess, if any, of (x) the product of the Average Closing Price times the exchange ratio (disregarding Valley’s option to pay cash in lieu of increasing the exchange ratio), over (y) the exercise price per share of such option.
The Merger Agreement contains representations, warranties, and covenants of Valley and CNL, including, among others, a covenant that requires (i) each of Valley and CNL to conduct its business in the ordinary course and consistent with past banking practice during the period between the execution of the Merger Agreement and consummation of the Merger and (ii) CNL to not engage in certain kinds of transactions during such period (without the prior written consent of Valley). CNL has also agreed, subject to certain exceptions generally related to the Board’s evaluation and exercise of its fiduciary duties, to not (i) solicit proposals relating to alternative business combination transactions or (ii) enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions.
The Merger Agreement provides certain termination rights for both Valley and CNL, and further provides that upon termination of the Merger Agreement under certain circumstances, CNL will be obligated to pay Valley a termination fee of $7.5 million, plus Valley’s reasonable out of pocket expenses up to $750,000.
Completion of the Merger is subject to various conditions, including (i) receipt of the requisite approval of the Merger by shareholders of CNL, (ii) receipt of regulatory approvals, (iii) the absence of any law or order prohibiting the closing, (iv) no more than 10% of CNL shareholders exercising their dissenters’ rights under Florida law and (v) effectiveness of the registration statement to be filed by Valley with respect to the stock to be issued in the Merger. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including the accuracy of the representations and warranties of the other party and compliance of the other party with its covenants in all material respects.
The Merger Agreement also contains representations and warranties that the parties have made to each other as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the Merger described therein, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, may be subject to a contractual standard of materiality different from what a shareholder might view as material, may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the Merger Agreement that were made to the other party in connection with the negotiation of the Merger Agreement and generally were solely for the benefit of the parties to that agreement.
The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.
Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, Valley intends to file a Registration Statement on Form S-4 that will include a proxy statement of CNL and a prospectus of Valley with the Securities and Exchange Commission. Valley may file other documents with the SEC regarding the proposed transaction. A definitive proxy statement/prospectus will be mailed to the shareholders of CNL. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE COMMISSION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THE DOCUMENTS, BECAUSE THEY WILL

CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the registration statement (when available), including the proxy statement/prospectus and other documents containing information about Valley and CNL at the Commission’s website at www.sec.gov. These documents may be accessed and downloaded for free at Valley’s website at http://www.valleynationalbank.com/filings.html or by directing a request to Dianne M. Grenz, Executive Vice President, Valley National Bancorp, at 1455 Valley Road, Wayne, New Jersey 07470, telephone (973) 305-3380.
Participants in the Solicitation

This communication is not a solicitation of a proxy from any security holder of CNL. However, Valley, CNL, their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from CNL’s shareholders in respect of the Merger. Information regarding the directors and executive officers of Valley may be found in its definitive proxy statement relating to its 2015 Annual Meeting of Shareholders filed with the Commission on March 12, 2015 and in its Annual Report on Form 10-K for the year ended December 31, 2014, each of which can be obtained free of charge from Valley’s website. Information regarding the directors and executive officers of CNL may be found in the Registration Statement on Form S-4 when it becomes available. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to those regarding the proposed Merger between Valley and CNL. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities, taxation, technology and market conditions. These statements may be identified by such forward-looking terminology as “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ from those contemplated by such forward-looking statements include, but are not limited to, the following: failure to obtain shareholder or regulatory approval for the merger of CNL with Valley or to satisfy other conditions to the merger on the proposed terms and within the proposed timeframe including, without limitation, delays in closing the Merger; reaction to the Merger of CNL’s customers and employees; the diversion of management’s time on issues relating to the Merger; the inability to realize expected cost savings and synergies from the Merger of CNL with Valley in the amounts or in the timeframe anticipated; changes in the estimate of non-recurring charges; costs or difficulties relating to integration matters might be greater than expected; changes in the stock price of Valley from the date of the Merger announcement to the closing date; material adverse changes in Valley’s or CNL’s operations or earnings; the inability to retain CNL’s customers and employees; or a decline in the economy, mainly in New Jersey, New York and Florida, as well as the risk factors set forth in Valley’s Annual Report on Form 10-K for the year ended December 31, 2014. Valley assumes no obligation for updating any such forward-looking statement at any time.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits

2.1	Agreement and Plan of Merger, dated May 26, 2015, by and between Valley National Bancorp and CNLBancshares, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2015	VALLEY NATIONAL BANCORP

	By:	/s/ Alan D. Eskow
Alan D. Eskow
Senior Executive Vice President and
Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.        Description

2.1	Agreement and Plan of Merger, dated May 26, 2015, by and between Valley National Bancorp and CNLBancshares, Inc.